[GRASSI & CO LOGO]


September 30, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We have read the statements made by Scantek Medical, Inc., which we understand will be filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated September 27, 2004.

We agree with the statements concerning our firm in said Form 8-K.

Very truly yours,

GRASSI & CO., CPAs, P.C.

/s/ Louis C. Grassi

Louis C. Grassi, CPA, CFE
Managing Partner